UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2025, BJ’s Restaurants, Inc. (the “Company”) announced that it had retained William J. Atkins, a partner at FLG Partners, LLC (“FLG Partners”), a chief financial officer services and board advisory consulting firm, as the Company’s Interim Principal Financial Officer while the Company conducts its ongoing search for a Chief Financial Officer. Mr. Atkins’ appointment as the Company’s Interim Principal Financial Officer is effective as of July 28, 2025.

Mr. Atkins, age 63, has been a partner at FLG Partners since 2023 and has served as consulting Chief Financial Officer for or adviser to various clients of FLG Partners. Before joining FLG Partners, he served as the Chief Financial Officer of Mobileum, Inc., a software and services company, from September 2022 to June 2023 and as the Chief Financial Officer of One Concern, a climate resilience data analytics company, from November 2019 to December 2021. Mr. Atkins previously held Chief Financial Officer positions at various companies, including Clarify Health, a healthcare data analytics company, Airobotics, a robotic drone company, Calix, Inc., a communications systems and software company, and Intelsat, a satellite services company. In addition to his Chief Financial Officer roles, Mr. Atkins was Senior Partner of Fairfax Partners, an investing and advisory firm, and was a Managing Director and senior member of Morgan Stanley’s Investment Banking Division.

In connection with retaining Mr. Atkins as its Interim Principal Financial Officer, the Company entered into a Consulting Agreement with FLG Partners, effective July 14, 2025 (the “FLG Consulting Agreement”), pursuant to which the Company will pay FLG Partners a rate of $650 per hour for Mr. Atkins’ services. The FLG Consulting Agreement requires that the Company indemnify Mr. Atkins and FLG Partners in connection with Mr. Atkins’ performance of services. The FLG Consulting Agreement has an indefinite term, however, it is subject to termination by either party upon 30 days’ notice.

There are no arrangements or understandings between Mr. Atkins and any other persons pursuant to which he was named as Interim Principal Financial Officer of the Company. There are also no family relationships between Mr. Atkins and any director or executive officer of the Company and Mr. Atkins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the FLG Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the FLG Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2025.

Item 9.01 Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2025	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ LYLE D. TICK Lyle D. Tick, Chief Executive Officer, President and Director (Principal Executive Officer)